Registration No. 20497

BERMUDA

CERTIFICATE OF REGISTRATION OF

ALTERED MEMORANDUM OF CONTINUANCE

THIS IS TO CERTIFY that a copy of the Memorandum of Association of

RESOURCE FINANCE & INVESTMENT LTD.

altered in accordance with section 12 of the Companies Act 1981 ("the Act") was delivered to the Registrar of Companies and registered on the 7th day of January,

2002 pursuant to section 14A of the Act.

[GRAPHIC OMITTED]	Given under my hand and Seal of
the REGISTRAR OF COMPANIES
this 10th day of January, 2002.

/s/
for Acting Registrar of Companies

Bermuda

The Companies Act, 1981

MEMORANDUM OF CONTINUANCE	As altered by
OF	Resolution of the
RARE EARTH RESOURCES LTD.	Members of the
Company dated
December 28, 2001

(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	The Company is an exempted company as defined by The Companies Act, 1981.

3.	The authorized share capital of the Company is US $50,000 divided into 50,000,000 common shares of US $0.001 each. The minimum subscribed share capital of the
Company is US $15,000.00 fully paid.

4.	Details of Incorporation:

The Company was incorporated under the laws of the Province of British Columbia,
Canada on the 16th day of October, 1978.

5.	The objects of the Company from the Date of Continuance are as set out in paragraphs
(a) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act, 1981 all of which shall be considered as independent objects.

6.	POWERS

The Company shall have the power, pursuant to Section 42A of the Companies Act,
1981, to purchase its own shares.

Signed by duly authorized representatives of the Company in the presence of at least one witness attesting the signature thereof.

/s/	/s/
Director	Witness

/s/	/s/
Director	Witness

/s/	/s/
Director	Witness

DATED this 18th day of October, 1994

Bermuda

The Companies Act, 1981

MEMORANDUM OF CONTINUANCE

OF

RARE EARTH RESOURCES LTD.

(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	The Company is an exempted company as defined by The Companies Act, 1981.

3.	The authorized share capital of the Company is Cdn. $50,000 divided into 50,000,000 common shares of Cdn. $0.001 each. The minimum subscribed share capital of the
Company is Cdn. $15,000.00 fully paid.

4.	Details of Incorporation:

The Company was incorporated under the laws of the Province of British Columbia,
Canada on the 16th day of October, 1978.

5.	The objects of the Company from the Date of Continuance are as set out in paragraphs
(a) to (n) and (p) to (u) inclusive of the Second Schedule to The Companies Act, 1981 all of which shall be considered as independent objects.

6.	POWERS

The Company shall have the power, pursuant to Section 42A of the Companies Act,
1981, to purchase its own shares.

Signed by duly authorized representatives of the Company in the presence of at least one witness attesting the signature thereof.

/s/	/s/
Director	Witness

/s/	/s/
Director	Witness

/s/	/s/
Director	Witness

DATED this 18th day of October, 1994